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                                                                Exhibit  10(a)

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT is made this 1st day of December, 2004, (the "Agreement") between Georgia Boot LLC, a Delaware limited liability company (the "Company"), and Thomas R. Morrison (the "Executive").

                                    Recitals

     WHEREAS, Executive is employee "at-will" of the Company, which is now a wholly-owned subsidiary of SILLC Holdings LLC, a Delaware limited liability company ("SILLC").

     WHEREAS, the Company is proposed to be sold to and acquired by Rocky Shoes & Boots, Inc., an Ohio corporation ("Rocky"), as a result of the consummation of the sale of the Company and other subsidiaries of SILLC to Rocky (the "Transaction"), as described in the Purchase and Sale of Equity Interests Agreement, made and entered into as of December 6, 2004, by and among Rocky, SILLC, and for limited purposes thereof, Strategic Industries LLC (the "Purchase Agreement").

     WHEREAS, as a material consideration and inducement for Rocky to enter into and perform the Purchase Agreement, Executive has agreed to simultaneously enter into a Confidentiality, Assignment and Non-Competition Agreement for Key Personnel (the "Key Personnel Agreement") and this Agreement with the Company. The Company desires to retain the services of Executive as an "at-will" employee pursuant to the terms and conditions of this Agreement.

     WHEREAS, the effectiveness of this Agreement is conditioned upon the consummation of the Transaction, and this Agreement shall have no legally binding effect upon the Company or the Executive if the Transaction is not consummated pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

1. EMPLOYMENT. Upon the consummation of the Transaction, the Company, as a wholly-owned subsidiary of Rocky, shall employ Executive and Executive shall accept such employment upon the terms and conditions hereinafter set forth.

2.  DUTIES.

     (a) Executive shall be employed to serve as President of the Company, subject to the authority and direction of the President and the Board of Directors of the Company. Executive shall also serve as an officer of Rocky if and as elected by the Board of Directors of Rocky.

     (b) Executive shall also perform such other duties and responsibilities and exercise such other authority, perform such other or additional duties and responsibilities and have such other or different title (or have no title) as the Board of Directors of the Company or Rocky, as the case may be, may prescribe from time to time.


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     (c) So long as Executive is employed under this Agreement, Executive shall devote his full time and efforts exclusively on behalf of the Company and Rocky and to competently, diligently and effectively discharge his duties hereunder. Executive shall not be prohibited from engaging in such personal, charitable, or other non-employment activities as do not interfere with his full time employment hereunder and which do not violate the other provisions of this Agreement. Executive further agrees to comply fully with all reasonable policies of the Company as are from time to time in effect.

3. COMPENSATION.

     (a) Base Salary. As compensation for all services rendered to the Company pursuant to this Agreement, in whatever capacity rendered, the Company shall pay to Executive a base salary at the rate of $193,000 per year for services performed from the consummation of the Transaction through December 31, 2005 (the "Basic Salary"), payable monthly or in other more frequent installments consistent with the regular payroll practices for payment of similar executives as determined from time to time by the Company. Thereafter, the Basic Salary may be increased, but not decreased, from time to time, by the Board of Directors of the Company.

     (b) Annual Cash Bonus Plan. The Executive shall also be included in an annual cash bonus program in 2005 in a manner consistent with the plan to be adopted by the Board of Directors of Rocky for 2005 for other similarly situated officers of Rocky and its subsidiaries. For 2005, Executive will be eligible for a bonus in the range of 16-35% (50% Georgia Boots/Durango/John Deere and 50% Corporate) of Executive's Basic Salary; provided, if, during 2005, Executive is terminated without cause by the Company, Executive shall be eligible for a pro rata bonus based on the number of months Executive is employed by the Company during 2005, such pro rata payment payable simultaneous with the payment of the annual bonus payments, if any, payable to similarly situated officers of Rocky and its subsidiaries under the cash bonus program for 2005. Subject to the immediately preceding sentence, Executive must remain employed by the Company through December 31, 2005 to earn the bonus, as the bonus plan will be based on annual results. The cash bonus program is determined annually by the Compensation Committee of the Board of Directors of Rocky and may change in 2006 and future years.

     (c) Stock Options. At the consummation of the Transaction and the effectiveness of this Agreement, Executive shall receive stock options under Rocky's 2004 Stock Option Plan to purchase 20,000 shares of common stock exercisable at fair market value per share at the date of grant, which options shall vest based on the Executive continuing to be employed by the Company or by Rocky or one of its subsidiaries at the rate of 25% of such option shares per year of employment on each of the first, second, third and fourth anniversaries of the date of grant. The options shall terminate on the earlier of the eighth anniversary of the date of grant or until exercised in full or otherwise has terminated in accordance with the terms of the 2004 Stock Option Plan.

4. BUSINESS EXPENSES; MOVING EXPENSES.

     (a) The Company shall promptly pay directly, or reimburse Executive for, all business expenses to the extent such expenses are paid or incurred by Executive during the term of employment in accordance with Company policy in effect from time to time


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and to the extent such expenses are reasonable and necessary to the conduct by Executive of the Company's business and properly substantiated.

     (b) The Company shall pay directly to, or reimburse, Executive for reasonable moving expenses associated with the Executive's relocation, if any, to Rocky's Nelsonville, Ohio office, including the payment of any realtors' commissions in an amount not to exceed 6% associated with the sale of Executive's primary residence, the expense of Executive's temporary housing for a period of time not to exceed 3 months, and the expenses associated with no more than 2 visits by the Executive's spouse and/or family to the Nelsonville, Ohio area to examine housing and schools.

5. BENEFITS. During the term of this Agreement and Executive's employment hereunder, the Company shall provide to Executive such insurance, vacation, sick leave and other like benefits as are provided from time to time to its other executives holding equivalent executive positions with the Company or Rocky in accordance with the policy of the Company or Rocky and as may be established from time to time.

6. TERM; TERMINATION. Executive is employed by the Company "at will" and Executive's employment may be terminated at any time as provided below. For purposes of this paragraph, "Termination Date" shall mean the date on which any notice period required under this paragraph expires or, if no notice period is specified in this paragraph, the effective date of the termination referenced in the notice.

     (a) Executive may terminate his employment upon giving at least 14 days' advance written notice to the Company and the Company will pay Executive the earned but unpaid portion of Executive's Basic Salary through the Termination Date. If Executive gives notice of termination hereunder, the Company shall have the right to relieve Executive, in whole or in part, of his duties under this Agreement and to advance the Termination Date from the date set by Executive's notice to any earlier date within the notice period.

     (b) The Company may terminate Executive's employment without cause upon giving 14 days' advance written notice to Executive. If the Company gives notice of termination under this paragraph, the Company shall have the right to relieve Executive, in whole or in part, of his duties under this Agreement at any time during the notice period. If Executive's employment is terminated without cause under this paragraph, the Company will pay Executive the earned but unpaid portion of Executive's Basic Salary through the Termination Date and will continue to pay Executive his Basic Salary for six months following the Termination Date (the "Severance Period"); provided, however, that the Company may terminate payment of the Basic Salary during the Severance Period if Executive accepts other employment or if Executive breaches any provision of the Key Personnel Agreement.

     (c) If the Company gives notice of termination under paragraph (b) above during 2005, the Company shall be deemed to have waived the covenant set forth in Section 2(a)(i) of the Confidentiality, Assignment and Non-Competition Agreement for Key Personnel with respect to the Executive. In addition, if during the term of this Agreement, the Company gives Executive notice of termination relating to or arising from the Executive's refusal to relocate to Rocky's Nelsonville, Ohio office, the Company will pay Executive the earned and unpaid portion of Executive's Basic Salary


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through the Termination Date and will continue to pay Executive his Basic
Salary during the Severance Period and the Company shall be deemed to have waived the covenant set forth in Section 2(a)(i) of the Confidentiality, Assignment and Non-Competition Agreement for Key Personnel with respect to the Executive.

     (d) The Company may terminate Executive's employment upon a determination by the Company that "good cause" exists for Executive's termination and the Company serves written notice of such termination upon the Executive. As used in this Agreement, the term "good cause" shall refer only to any one or more of the following grounds:

          (i) commission of an act of dishonesty, including, but not limited to, misappropriation of funds or any property of the Company;

          (ii) engagement in activities or conduct clearly injurious to the reputation of the Company or Rocky;

          (iii) refusal to perform his assigned duties and responsibilities;

          (iv) gross insubordination by the Executive;

          (v) the violation of any of the material terms and conditions of this Agreement or any written agreement or agreements the Executive may from time to time have with the Company (following 30-days' written notice from the Company specifying the violation and Executive's failure to cure such violation within such 30-day period); or

          (vi) commission of any misdemeanor involving an act of moral turpitude or any felony.

     In the event of a termination under this subparagraph (d), the Company will pay Executive the earned but unpaid portion of Executive's Basic Salary through the Termination Date.

     A refusal by the Executive to relocate to Rocky's Nelsonville, Ohio office will not constitute "good cause" for termination under this subparagraph (d).

     (e) Executive's employment shall terminate upon the death or permanent disability of Executive. For purposes hereof, "permanent disability," shall mean the inability of the Executive, as determined by the Board of Directors of the Company, by reason of physical or mental illness to perform the duties required of him under this Agreement for more than 180 days in any one year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six months from the ending of the previous period of disability. Upon a determination by the Board of Directors of the Company that the Executive's employment shall be terminated under this subparagraph (e), the Board of Directors shall give the Executive 30 days' prior written notice of the termination. If a determination of the Board of Directors under this subparagraph (e) is disputed by the Executive, the parties agree to abide by the decision of a panel of three physicians. The Company will select a physician, the Executive will select a physician and the physicians selected by the Company and the Executive will select a third physician. The Executive agrees to make


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himself available for and submit to examinations by such physicians as may be directed by the Company. Failure to submit to any examination shall constitute a breach of a material part of this Agreement.

7. NO CONFLICTS. Executive represents that the performance by Executive of all the terms of this Agreement, as a continuing Executive of the Company, does not and will not breach any agreement as to which Executive is or was a party and which requires Executive to keep any information in confidence or in trust. Executive has not entered into, and will not enter into, any agreement either written or oral in conflict herewith.

8. JURISDICTION AND VENUE. The parties designate the Court of Common Pleas of Athens County, Ohio, as the court of competent jurisdiction and venue of any actions or proceedings relating to this Agreement and hereby irrevocably consent to such designation, jurisdiction and venue. Such jurisdiction and venue is exclusive. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

9. WITHHOLDING. The Company may withhold from any payments to be made hereunder such amounts as it may be required to withhold under applicable federal, state or other law, and transmit such withheld amounts to the appropriate taxing authority.

10. ASSIGNMENT. This Agreement is personal to the Executive, and Executive may not assign or delegate any of his rights or obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, executors, administrators, successors and assigns.

11. WAIVER. The waiver by either party hereto of any breach or violation of any provision of this Agreement by the other party shall not operate as or be construed to be a waiver of any subsequent breach by such waiving party.

12. NOTICES. Any and all notices required or permitted to be given under this Agreement will be sufficient and deemed effective three (3) days following deposit in the United States mail if furnished in writing and sent by certified mail to Executive at the address for Executive appearing in the Company's personnel records and to the Company at:

                         Georgia Boot LLC
                         c/o Rocky Shoes & Boots, Inc.
                         39 East Canal Street
                         Nelsonville, OH 45764
                         Attention:  President of Rocky Shoes & Boots, Inc.

           with a copy to:

                         Curtis A. Loveland, Esq.
                         Porter, Wright, Morris & Arthur
                         41 South High Street
                         Columbus, Ohio 43215


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13. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Ohio without regard to its conflict of laws rules.

14. AMENDMENT. This Agreement may be amended in any and every respect by agreement in writing executed by both parties hereto.

15. SECTION HEADINGS. Section headings contained in this Agreement are for convenience only and shall not be considered in construing any provision hereof.

16. BINDING EFFECT; ENTIRE AGREEMENT.

     (a) This Agreement is conditioned upon, and is effective only upon, the consummation of the transactions contemplated by the Purchase Agreement, including but not limited to, the sale by SILLC and the purchase by Rocky, of the Company. In the event the transactions contemplated by the Purchase Agreement are not consummated pursuant to the terms thereof, this Agreement is null and void and without effect with respect to either the Company or Executive.

     (b) This Agreement when effective terminates, cancels and supersedes all previous employment agreements or other agreements, including but not limited to the EJ Footwear Management Incentive Plan Corporate Plan for Year Ending September 30, 2005, relating to the employment of Executive and made by the Executive with the Company or SILLC or their affiliates, written or oral, except for the Key Personnel Agreement, and this Agreement contains the entire understanding of the parties hereto with respect to the subject matter of this Agreement.

     (c) This Agreement was fully reviewed and negotiated on behalf of each party and shall not be construed against the interest of either party as the drafter of this Agreement. EXECUTIVE ACKNOWLEDGES THAT, BEFORE PLACING HIS SIGNATURE HEREUNDER, HE HAS READ ALL OF THE PROVISIONS OF THIS EMPLOYMENT AGREEMENT AND HAS THIS DAY RECEIVED A COPY HEREOF.

17. SEVERABILITY. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement or parts thereof.

18. SURVIVAL. Section 8 of this Agreement and this Section 18 shall survive any termination or expiration of this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EXECUTIVE:                                  GEORGIA BOOT LLC

/s/ Thomas R. Morrison                      /s/ Gerald M. Cohn
--------------------------                  ----------------------------
Name: Thomas R. Morrison                    Name: Gerald M. Cohn
                                            Title: President and CEO